Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information, which is based upon estimates by our management, is presented for informational purposes only. It is not intended to be indicative of the actual consolidated results of operations or the actual consolidated financial position that would have been achieved had the transactions or adjustments been consummated as of the dates indicated below, and it does not purport to indicate results that may be attained in the future.

SWISHER HYGIENE INC. AND SUBSIDIARIES
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2015	PF-3

Unaudited Pro Forma Condensed Consolidated Statemenet of Operations For the Year Ended December 31, 2014	PF-5

Unaudited Pro Forma Condensed Consolidated Statemenet of Operations For the Three Months Ended June 30, 2014	PF-7

Unaudited Pro Forma Condensed Consolidated Statemenet of Operations For the Six Months Ended June 30, 2015	PF-9

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On August 12, 2015, Swisher Hygiene Inc. (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Ecolab Inc. (“Ecolab”),  pursuant to which Ecolab agreed to purchase from the Company its wholly-owned subsidiary Swisher International, Inc. (“Swisher International”) and other assets used in the Company’s U.S. operations on a debt free, cash-free basis, in exchange for a purchase price of $40.0 million in cash, subject to a working capital adjustment (the “Sale Transaction”).  On November 2, 2015, the Company completed the previously announced Sale Transaction.  At closing, Ecolab paid the closing purchase price of approximately $40.5 million, less a $2 million holdback to address working capital and other adjustments in accordance with the agreement governing the Sale Transaction (the “Agreement”). The closing purchase price proceeds received by the Company were reduced to pay (i) a $2.0 million fine to the United States of America pursuant to the terms of a previously announced Deferred Prosecution Agreement entered into between the Company and the United States Attorney’s Office for the Western District of North Carolina; (ii) indebtedness of the Company of approximately $5.7 million; (iii) a deposit securing letters of credit of approximately $1.6 million; (iv) certain transaction fees of approximately $1.2 million; and (v) other accrued and post-closing obligations that survived the transaction.

Also, on August 4, 2015, the Company completed the sale of its Canadian operations (the “Canadian Sale”) during the third quarter 2015 for a purchase price of $2.600 million in cash plus $0.169 million of payable items, for total proceeds of $2.769 million.

The following presents our unaudited pro forma condensed consolidated statements of operations for the year ending December 31, 2014 and for the three and six months ended June 30, 2015 and are based on the historical consolidated financial statements of the Company after giving effect to (i) the Company’s Sale Transaction with Ecolab; (ii) the Canadian Sale on August 4, 2015; and (iii) and the effect of the sales of various non-core businesses.  The pro forma statements of operations give effect that the Sale Transaction and the Canadian Sale had occurred at the beginning of each period presented.  The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 has been prepared as if the Sale Transaction and Canadian Sale had occurred on that date.  The net proceeds are expected to be as described in item 4 and 5 in the Notes to the Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2015.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period.  The information below should be read in conjunction with the Company's consolidated financial statements as of and for the three and six months ended June 30, 2015 and as of and for the year ended December 31, 2014 and the Agreement included in the Company's Form 8-K filed on August 13, 2015.

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2015
 (expressed in thousands)

	Company Historical	Ecolab Pro Forma Adjustments	Canada Pro Forma Adjustments	Condensed Consolidated Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$1,672	$33,220	$2,769	$37,661
Restricted cash	231	(231)	-	-
Accounts receivable, net	16,024	(15,126)	(867)	31
Inventory, net	13,592	(13,161)	(431)	-
Deferred income taxes	497	-	-	497
Other assets	3,367	(760)	(31)	2,576

Total current assets	35,383	3,942	1,440	40,765

Property and equipment, net	32,162	(31,388)	(774)	-

Other assets
Other intangible assets, net	25,056	(24,827)	(229)	-
Other noncurrent assets	1,725	(1,525)	(18)	182

Total other assets	26,781	(26,352)	(247)	182

	$94,326	$(53,798)	$419	$40,947

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$21,310	$(19,298)	$(561)	$1,451
Long-term debt and obligations due within one year	1,935	(1,727)	-	208
Line of credit	611	(611)	-	-

Total current liabilities	23,856	(21,636)	(561)	1,659

Long term debt and obligations	931	(931)	-	-
Deferred income tax liabilities	558	-	-	558
Other long-term liabilities	4,028	(732)	-	3,296

Total noncurrent liabilities	5,517	(1,663)	-	3,854

Commitments and contingencies	-	-	-	-
Equity	64,953	(30,499)	980	35,434

	$94,326	$(53,798)	$419	$40,947

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2015

(1)
The balance sheet of the Company as of June 30, 2015 reflected the assets and liabilities of Swisher Hygiene Inc. and its subsidiaries.  Upon completion of the Sale Transaction, the Canadian Sale, and previous sales of non-core business, substantially all of these assets and liabilities would be eliminated, except for those retained assets and liabilities described under the Purchase Agreement. Included in the Ecolab Pro Forma Adjustments column are the sold assets and liabilities, the liabilities to be paid at closing plus the cash proceeds from the sale as described in Note 4 below.

(2)	Retained assets consist of cash and certain accounts receivable and prepaid insurance.

(3)
Retained liabilities consist of professional fees related to the Sale Transaction, amounts due to board members, certain accrued payroll, accrued contingent litigation fees, accrued interest and defined benefit pension plan.  Additionally, the Company may incur fees related to ongoing litigation, although we cannot estimate any potential liability at this time as disclosed in the Company’s Form 10-K. Ongoing litigation includes:

a.	Miller, et al.v. Swisher Hygiene Inc., et al.

b.	Arsenault v. Berrard, et al., lilz-cv-4028

c.	Investigation by the SEC and U.S. Attorney's Office.

(4)	Reconciliation of net cash received from the Sale Transaction with Ecolab is as follows (in thousands):

Gross cash proceeds	$40,000
Less: Assumed indebtedness	(1,112)
Less: Working capital adjustment	(492)
Less: Holdback	(2,000)
Less: Payoff of Debt	(2,157)
Less: Payoff of certain transaction fees	(1,250)
Net cash received	$32,989

(5)	Reconciliation of net cash received from the Canadian Sale is as follows (in thousands):

Gross cash proceeds	$2,600
Plus: Accounts Payable	169
Net cash received	$2,769

(6)	We have assumed that no taxes will be incurred as a result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales.

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
 (expressed in thousands, except share and per share data)

		Ecolab	Non-core and Canada	Condensed
	Company	Pro Forma	Pro Forma	Consolidated
	Historical	Adjustments	Adjustments	Pro Forma

Revenue	$193,757	$(177,475)	$(16,282)	$—
Costs and Expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	89,101	(86,443)	(2,658)	—
Route expenses	50,595	(46,949)	(3,646)	—
Selling, general and administrative	69,269	(55,208)	(10,080)	3,981
Depreciation and amortization	21,216	(19,524)	(1,692)	—
Impairment loss on assets held for sale	2,989	—	(2,989)	—
Impairment loss on goodwill and intangible assets	5,821	(2,530)	(3,291)	—
Total costs and expenses	238,991	(210,654)	(24,356)	3,981
(Loss) Income from Continuing Operations	(45,234)	33,179	8,074	(3,981)

Other Income (Expense), net	(1,663)	1,620	33	(10)
Net (Loss) Income From Continuing Operations Before Income Tax	(46,897)	34,799	8,107	(3,991)
Income Tax Expense (Benefit)	89	44	(133)	—

Net Loss (Income)	(46,808)	34,843	7,974	(3,991)

Comprehensive (Loss) Income
Employee benefit plan adjustment, net of tax	(747)	—	—	(747)
Foreign currency translation adjustment	(31)	—	31	—
Comprehensive (Loss) Income	(47,586)	34,843	8,005	$(4,738)

Loss per Share (1)
Basic and diluted (continuing operations)	$(2.64)	$(0.23)

Weighted-Average Common Shares Used in the Computation of Loss per Share
Basic and diluted	17,723,866	17,723,866

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2014

(1)
The statement of operations for the year ended December 31, 2014 reflected the revenue, costs and other income (expenses) of the Company.  Upon completion of the Sale Transaction with Ecolab, the Canadian Sale, and previous sales of non-core businesses, substantially all of the revenue, costs and other income (expenses) would be eliminated, except for those costs and other income (expense) related to retained assets and liabilities described under the Agreement.

(2)	The Pro Forma Condensed Consolidated Statement of Operations was prepared based on the following assumptions:

●	All revenue, cost of sales, and route expenses will be eliminated with these transactions.

●	All selling, general and administrative expenses will be eliminated with the exception of the following:

o
Professional fees related to retained litigation, audit and review of financial statements, audit committee investigations, financial statement printing, tax preparation, and other costs associated with corporate governance and investor relations.

o	Compensation expense to Chief Financial Officer and Chief Executive Officer

o	Insurance expense related to the Company’s directors and officers insurance policy

●	All other income (expense) items will be eliminated with the exception of the following:

o	Interest expense attributable to the financing of the Company’s directors and officers insurance policy.

●	We have assumed that no taxes will be incurred as result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales.

SWISHER HYGIENE INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2015
 (expressed in thousands, except share and per share data)

		Ecolab	Non-core and Canada	Condensed
	Company	Pro Forma	Pro Forma	Consolidated
	Historical	Adjustments	Adjustments	Pro Forma

Revenue	$44,834	$(42,146)	$(2,688)	$—
Costs and Expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	20,706	(19,969)	(737)	—
Route expenses	11,630	(10,759)	(871)	—
Selling, general and administrative	15,858	(12,097)	(1,688)	2,073
Depreciation and amortization	4,530	(4,251)	(279)	—
Impairment loss on goodwill and intangible assets	166	(166)	—	—
Total costs and expenses	52,890	(47,242)	(3,575)	2,073
(Loss) Income from Continuing Operations	(8,056)	5,096	887	(2,073)

Other Income (Expense), net	357	534	(894)	(3)
Net (Loss) Income From Continuing Operations Before Income Tax	(7,699)	5,630	(7)	(2,076)
Income Tax Expense (Benefit)	5	26	(31)	—

Net (Loss) Income	(7,694)	5,656	(38)	(2,076)

Comprehensive (Loss) Income
Foreign currency translation adjustment	8	—	(8)	—
Comprehensive (Loss) Income	$(7,686)	$5,656	$(46)	$(2,076)

Loss per Share (1)
Basic and diluted (continuing operations)	$(0.43)	$(0.12)

Weighted-Average Common Shares Used in the Computation of Loss per Share
Basic and diluted	17,753,691	17,753,691

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2015

(1)
The statement of operations for the three months ended June 30, 2015 reflected the revenue, costs and other income (expenses) of the Company.  Upon completion of the Sale Transaction with Ecolab, the Canadian Sale, and previous sales of non-core businesses, substantially all of the revenue, costs and other income (expenses) would be eliminated, except for those costs and other income (expense) related to retained assets and liabilities described under the Agreement.

(2)	The Pro Forma Condensed Consolidated Statement of Operations was prepared based on the following assumptions:

●	All revenue, cost of sales, and route expenses will be eliminated with these transactions.

●	All selling, general and administrative expenses will be eliminated with the exception of the following:

o
Professional fees related to retained litigation, audit and review of financial statements, audit committee investigations, financial statement printing, tax preparation, and other costs associated with corporate governance and investor relations.

o	Compensation expense to Chief Financial Officer and Chief Executive Officer

o	Insurance expense related to the Company’s directors and officers insurance policy

●	All other income (expense) items will be eliminated with the exception of the following:

o	Interest expense attributable to the financing of the Company’s directors and officers insurance policy.

●	We have assumed that no taxes will be incurred as result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales.

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2015
 (expressed in thousands, except share and per share data)

		Ecolab	Non-core and Canada	Condensed
	Company	Pro Forma	Pro Forma	Consolidated
	Historical	Adjustments	Adjustments	Pro Forma

Revenue	$88,676	$(82,756)	$(5,920)	$—
Costs and Expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	40,668	(39,299)	(1,369)	—
Route expenses	23,321	(21,636)	(1,685)	—
Selling, general and administrative	32,370	(24,726)	(3,421)	4,223
Depreciation and amortization	9,120	(8,565)	(555)	—
Impairment loss on goodwill and intangible assets	166	(166)	—	—
Total costs and expenses	105,645	(94,392)	(7,030)	4,223
(Loss) Income from Continuing Operations	(16,969)	11,636	1,110	(4,223)

Other Income (Expense), net	471	689	(1,168)	(8)
Net (Loss) Income From Continuing Operations Before Income Tax	(16,498)	12,325	(58)	(4,231)
Income Tax Expense (Benefit)	(23)	54	(31)	—

Net (Loss) Income	(16,521)	12,379	(89)	(4,231)

Comprehensive (Loss) Income
Foreign currency translation adjustment	(19)	—	19	—
Comprehensive (Loss) Income	$(16,540)	$12,379	$(70)	$(4,231)

Loss per Share (1)
Basic and diluted (continuing operations)	$(0.93)	$(0.24)

Weighted-Average Common Shares Used in the Computation of Loss per Share
Basic and diluted	17,751,962	17,571,962

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2015

(1)
The statement of operations for the six months ended June 30, 2015 reflected the revenue, costs and other income (expenses) of the Company.  Upon completion of the Sale Transaction with Ecolab, the Canadian Sale, and previous sales of non-core businesses, substantially all of the revenue, costs and other income (expenses) would be eliminated, except for those costs and other income (expense) related to retained assets and liabilities described under the Agreement.

(2)	The Pro Forma Condensed Consolidated Statement of Operations was prepared based on the following assumptions:

●	All revenue, cost of sales, and route expenses will be eliminated with these transactions.

●	All selling, general and administrative expenses will be eliminated with the exception of the following:

o
Professional fees related to retained litigation, audit and review of financial statements, audit committee investigations, financial statement printing, tax preparation, and other costs associated with corporate governance and investor relations.

o	Compensation expense to Chief Financial Officer and Chief Executive Officer

o	Insurance expense related to the Company’s directors and officers insurance policy

●	All other income (expense) items will be eliminated with the exception of the following:

o	Interest expense attributable to the financing of the Company’s directors and officers insurance policy.

●	We have assumed that no taxes will be incurred as result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales.